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21.1 SUBSIDIARIES OF REGISTRANT

CBS Complete Business Solutions (Mauritius) Limited              Mauritius
CBSI Financial Services Corporation                              Michigan
CBSI Europe, N.V.                                                Belgium
CBSI Luxembourg S.A.                                             Luxembourg
Complete Business Solutions (India) Limited                      India
BPR Management S.A.                                              Belgium
CBSI Belgium                                                     Belgium
BPR Belgium                                                      Belgium
CBSI Philippines, Inc.                                           Philippines
CBSI Canada, Inc.                                                Canada
Complete Business Solutions Australia Pty Limited                Australia
E-Business Solutions.com, Inc.                                   Delaware
Complete Business Solutions (Singapore) Pte Ltd                  Singapore
CBSI Germany                                                     Germany
CBSI France                                                      France